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                                                                      EXHIBIT 11

                      COMPUTATION OF LOSS PER COMMON SHARE

                                                                                ELEVEN WEEKS
                                                                 YEAR ENDED        ENDED
                                                                  JUNE 30,        JUNE 30,
                                                                    1996            1995
                                                                 ----------     ------------
Primary and Fully Diluted
Weighted average shares outstanding............................  3,685,705            100
                                                                 ==========         =====
Net (loss) income..............................................  $(475,351)        $  626
                                                                 ==========         =====
Net (loss) income per common share.............................  $   (0.13)        $ 6.26
                                                                 ==========         =====